May 25, 1994



Congress Financial Corporation
  and Congress Financial
  Corporation (Central)
1133 Avenue of the Americas
New York, New York  10036

                              Re:  Modification to Seventeenth
                                   Amendment to Loan Agreement

Ladies and Gentleman:

            LSB Industries, Inc. ("LSB") and those certain subsidiaries of LSB identified on the execution page hereof (LSB and such subsidiaries being hereinafter collectively referred to as the "LSB Companies") have requested that Congress Financial Corporation and Congress Financial Corporation (Central) (collectively, "Congress") agreed to and accept the following modifications to the Seventeenth Amendment to Loan Agreement dated March 30, 1994 ("Seventeenth Amendment") and Congress is willing to agree to such request. Terms used herein will have the meanings set forth in the Seventeenth Amendment.

1. The Introductory Paragraph of the Seventeenth Amendment is amended by deleting subsection (b) in its entirety and by inserting the following in lieu thereof:

     (b)  the guaranteeing by LSB of loans made to Prime by Bank
     IV   Oklahoma, N.A. ("Bank IV") in connection with the financing of: (i) Accounts purchased by Prime from one or more of the LSB Companies; and/or (ii) up to $5,000,000 of loans purchased from Equity Bank for Savings, F.A. and/or Bank IV in connection with the sale of Equity Bank to Fourth Financial Corporation.

2. Section 2.4 of the Seventeenth Amendment is deleted in its entirety and the following is inserted in lieu thereof:

     2.4 Congress hereby consents to LSB's unconditionally guaranteeing to Bank IV the repayment of any loan or loans (including associated fees and expenses) made to Prime by Bank IV in connection with the financing of: (i) Accounts purchased from the LSB Companies in accordance herewith; and/or (ii) up to $5,000,000 of loans purchased from Equity Bank and/or Bank IV in connection with the sale of Equity Bank to Fourth Financial Corporation.

3. Continued Validity. Except as expressly set forth herein, the Seventeenth Amendment and other Loan Documents will continue in full force and effect.

4.   Reliance.  Bank IV may rely on this letter.

5. Counterpart Execution. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

                                LSB INDUSTRIES, INC.
                                L & S BEARING CO.
                                TRIBONETICS CORPORATION
                                LSB EXTRUSION CO.
                                ROTEX CORPORATION
                                SUMMIT MACHINE TOOL
                                  MANUFACTURING CORP.
                                HERCULES ENERGY MFG.
                                  CORPORATION
                                LSB FINANCIAL CORP.
                                LSB LEASING CORP.
                                LSB IMPORT CORP.
                                LSB BEARING CORP.
                                SUMMIT MACHINE TOOL
                                  SYSTEMS, INC.
                                LSB EUROPA LIMITED
                                BOWERDEAN LIMITED
                                LSB INTERNATIONAL LIMITED
                                INTERNATIONAL ENVIRONMENTAL
                                  CORPORATION
                                CHP CORPORATION
                                CLIMATE MASTER, INC.
                                KOAX CORP.
                                APR CORPORATION
                                CLIMATEX, INC.


                                By_______________________________
                                  Name:__________________________
                                  Title:_________________________

                                (the "LSB Companies")

                                CONSENTED AND AGREED TO:
                                PRIME FINANCIAL CORP.


                                By_______________________________
                                  Name:__________________________
                                  Title:_________________________

                                ("Prime")


                                CONSENTED AND AGREED TO:
                                CONGRESS FINANCIAL CORPORATION
                                  AND CONGRESS FINANCIAL
                                  CORPORATION (CENTRAL)


                                By_______________________________
                                  Name:__________________________
                                  Title:_________________________

                                Date Executed:___________________

                                ("Congress")




ACKNOWLEDGED:

BANK IV OKLAHOMA, N.A.


By_______________________________
  Name:__________________________
  Title:_________________________


("Bank IV")







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